SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2014

 iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2014, based on the recommendation of the Nominating and Corporate Governance Committee of iRobot Corporation (the “Company”), the Board of Directors of the Company (the “Board”) elected Michelle V. Stacy to the Board. Ms. Stacy has not been elected to any committees of the Board.

In connection with her election to the Board, Ms. Stacy will be awarded restricted stock units under the Company’s 2005 Stock Option and Incentive Plan having a fair market value of $220,000, measured at the end of the tenth week of the Company’s third fiscal quarter, in accordance with the Company’s director compensation practices. There are no understandings or arrangements between Ms. Stacy and any other person pursuant to which Ms. Stacy was elected as a director.

         Information concerning the membership of the Board’s committees is publicly available on the Company’s website at http://www.irobot.com. The Company intends to disclose changes in the membership of the Board’s committees by posting this information on its website and/or in its public filings with the Securities and Exchange Commission.

Item 7.01     Regulation FD Disclosure.

On August 11, 2014, the Company issued a press release announcing Ms. Stacy’s election to the Company’s Board. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release issued by the registrant on August 11, 2014, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

August 11, 2014	By: /s/ Alison Dean
Name: Alison Dean
Title: Executive Vice President and Chief Financial Officer